UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Odyssey Semiconductor Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-234741	84-1766761
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Brown Road
Ithaca, NY 14850
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (607) 351-9768

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on March 12, 2024, Odyssey Semiconductor Technologies, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Odyssey Semiconductor, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SubCo”), JR2J, LLC, a Delaware limited liability company and wholly-owned subsidiary of the SubCo (“JR2J”, together with the SubCo and the Company, the “Seller Parties”), and Power Integration Inc., a Delaware corporation (“Power Integration”). Pursuant to the Asset Purchase Agreement and subject to the satisfaction or waiver of certain conditions and limitation provided therein, the Seller Parties will sell, transfer and assign substantially all of their asset to Power Integration.

Power Integration (Nasdaq: POWI) is a California-based developer and producer of high-voltage integrated circuits for energy-efficient power conversion.

Pursuant to the Asset Purchase Agreement and the agreement between the parties, the name of Power Integration was previously withheld as the board of the Company conducts its search for alternative acquisition proposals pursuant to certain go-shop provisions during a 20-day period (the “Go-Shop Period”) contained in the Asset Purchase Agreement. Upon the conclusion of the Go-Shop Period and the commencement of mailing of the Proxy Statement (as defined below), the transaction was announced in a press release by Power Integration on May 7, 2024.

As previously announced, the Company would organize a special meeting (the “Special Meeting”) of stockholders on or about June 3, 2024 for the approval of the Asset Purchase Agreement, the Asset Sales and other related matters by the stockholders of the Company. In connection with the Special Meeting, the Board has designated April 29, 2024, as the record date established for voting at the Special Meeting. A proxy statement (the “Proxy Statement”) was prepared and mailed to the registered stockholders of the Company, in accordance with requirements of the law of the state of Delaware on or about May 7, 2024.

On June 3, 2024, the Company held the Special Meeting in connection with the Asset Sale.

On April 29, 2024, the record date of the Special Meeting, there were 14,600,881 issued and outstanding shares of common stock of the Company, 8,864,992 shares or approximately 60.7% of which were represented in person or by proxy at the Special Meeting.

The final results for the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1. The Asset Sale Proposal

The stockholders approved the proposal to consider and approve the sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement by and between the Company, SubCo, and JR2J, on the one hand, and Power Integrations, dated March 12, 2024. The voting results were as follows:

FOR	AGAINT	ABSTAIN
8,860,592	4,400	0

2. The Dissolution Proposal

The stockholders approved the proposal to dissolve the Company, SubCo and JR2J and to approve a plan of dissolution, winding up and distribution approve and recommended by the Company’s Board of Directors, pursuant to which the Company, SubCo and JR2J will be voluntarily dissolved, their assets liquidated as necessary, their liabilities:

The voting results were as follows:

FOR	AGAINT	ABSTAIN
8,861,592	3,400	0

Pursuant to the Asset Purchase Agreement, and subject to the satisfactions of certain conditions, the Asset Sales is expected to close on or around July 1, 2024, but no later than July 10, 2024 (the “Closing Date”). On or about the Closing Date, the Company shall notify OTC Market Group of its intent to withdraw from being quoted on the over-the-counter market, and move forward with the plan to dissolve the Company.

Item 7.01 Regulation FD Disclosure.

On June 5, 2024, the Company issued a press release announcing the approval of the Asset Sale by its stockholders. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and the press releases hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Semiconductor Technologies, Inc.

Date: June 5, 2024	By:	/s/ Richard Brown
Name: Richard Brown
Title: Chief Executive Officer